INTERNATIONAL MONEY EXPRESS, INC. A&R 2020
OMNIBUS EQUITY COMPENSATION PLAN
RSU AGREEMENT
[EMPLOYEE VERSION]

THIS AGREEMENT (this “Agreement”), dated ____________________, 20___ (the “Date of Grant”), between International Money Express, Inc., a Delaware corporation (the “Company”), and ____________ (the “Grantee”), is made pursuant and subject to the provisions of the Company’s Amended and Restated 2020 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein but not defined herein shall have the meaning set forth in the Plan.

1.         Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee [______] restricted stock units (the “RSUs”), subject to the vesting terms set forth in Section 2 below. Subject to the provisions of this Agreement and the Plan, each vested RSU represents the right to receive one (1) share of Stock. The RSUs shall apply only with respect to a whole number of shares of Stock.

2.         Vesting. Except to the extent determined otherwise by the Administrator and set forth on Schedule A attached hereto, which Schedule A shall supersede the subparagraphs of this Section 2, and any other Sections and subparagraph referenced therein, as applicable:

(a)          The RSUs granted under this Agreement shall vest with respect to 25% of the RSUs on the February 28, [20__] (the “First Vesting Date”) and thereafter shall vest with respect to an additional 25% on an annual basis through the third anniversary of the First Vesting Date until the RSUs are 100% vested, subject to Sections 2(b), 2(c) and 3 hereof.

(b)    If the Grantee ceases to be employed by or provide services to the Company or any of its subsidiaries due to death or disability, the unvested portion of the RSUs shall become immediately vested upon the Grantee’s termination or employment or service.

(c)          If a Change of Control occurs, and, at any time prior to the second (2nd) anniversary of the Change of Control, the Company terminates the Grantee’s employment with or service to the Company, as applicable, without Cause (as such term is defined in Section 3 below), the unvested portion of the RSUs shall become immediately vested upon such termination of employment or service.

3.         Forfeiture and Termination of Service.  No portion of the RSUs underlying this Agreement shall vest after, and any unvested portion of the RSUs shall be forfeited on, the date on which the Grantee ceases to provide any services to the Company or any of its subsidiaries (whether as an employee, director, or consultant), unless the Grantee ceases to provide services to the Company or any of its subsidiaries due to death or disability. For purposes of this Agreement, “Cause” means, with respect to the Grantee (i) if the Grantee is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define Cause: (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (B) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (C) gross negligence or willful misconduct with respect to the Company or an Affiliate; (D) material violation of any of the Company’s written policies; or (E) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether the Grantee has been discharged for Cause.

4.         Settlement. Within thirty (30) days following the date on which any portion of the RSUs vests pursuant to Section 2 of this Agreement, the Company shall deliver to the Grantee one (1) share of Stock in settlement of each RSU that becomes vested on such vesting date. Notwithstanding anything herein to the contrary, if the RSUs constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (“Section 409A”) and if the Grantee is deemed a “specified employee” within the meaning of Section 409A, each as determined by the Administrator, at a time when the Grantee becomes eligible for settlement of the RSUs upon his or her “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the first day of the month following the date that is six (6) months following the Grantee’s separation from service and (b) the Grantee’s death.

5.         Delivery of Stock. Certificates or evidence of book-entry shares representing the Stock issued upon settlement of RSUs pursuant to Section 4 of this Agreement shall be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request. Delivery of shares of Stock under this Agreement will comply with all applicable laws (including, the requirements of the Securities Act of 1933, as amended (the “Securities Act”)), and the applicable requirements of any securities exchange or similar entity.

6.         Shareholder Rights. An RSU is not a share of Stock, and thus, the Grantee will have no rights as a stockholder with respect to the RSUs.  Dividend Equivalents shall accrue on the RSUs awarded hereunder and such Dividend Equivalents will be subject to vesting on the same schedule as the RSUs and will be paid to Grantee at the same time as the settlement of such RSUs.

7.         Transferability. The RSUs subject to this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest and are settled in accordance with Sections 2 and 4. After such RSUs vest and are settled in accordance with Sections 2 and 4, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained or an exemption from such registration pursuant to Rule 144 under the Securities Act or otherwise is available.

8.         Change in Capital Structure. In accordance with Section 5(d) of the Plan, the terms of this Agreement, including the number of shares of Stock in respect of the RSUs shall be adjusted as the Administrator determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

9.         Tax Liability and Withholding.

(a) The Grantee understands that when the RSUs are settled in accordance with Section 4, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the share of Stock as of such date, and the Grantee is responsible for all tax obligations that arise in connection with the RSUs. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the RSUs, the delivery of Stock underlying the RSUs, or the subsequent sale of any shares of Stock underlying the RSUs; and (ii) does not commit to structure the RSUs or the delivery of Stock underlying the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b) Notwithstanding anything in the Plan or this Agreement to the contrary, unless the Grantee has delivered an amount necessary to satisfy the Tax Related Items as of the settlement date for the RSUs, the Grantee agrees to the following methods of satisfying the Tax-Related Items on behalf of the Grantee in connection with the RSUs and the delivery of Stock underlying the RSUs, in the discretion of the Company: (i) through the automatic withholding of a sufficient number of shares of Stock that would otherwise be delivered to Grantee, applying procedures approved by the Administrator, such withheld shares having an aggregate Fair Market Value on the date of settlement that shall not exceed the minimum amount of the Tax-Related Items, rounded up for any partial share of Stock that would be withheld to satisfy such obligation (or such other amount as the Administrator determines will not result in additional compensation expense for financial accounting purposes under applicable financial accounting principles); (ii) through the deduction from any other payment otherwise due to the Grantee at the time of settlement; or (iii) a combination of any or all of the foregoing.

(c) Unless otherwise determined by the Administrator, the Grantee may satisfy the tax withholding obligation by delivery of cash or by surrendering shares deliverable in settlement of the RSU or by delivering shares of Stock owned by the Grantee (having in any case, an aggregate Fair Market Value on the date of settlement equal to the amount of the Tax Related Items).

10.        Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

11.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an employee, consultant or director of the Company or any of its subsidiaries. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s employment at any time, with or without Cause.

12.    Compliance with Law. The grant and settlement of the RSUs shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed. No shares of Stock shall be issued in settlement of the RSUs unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

13.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Grantee and the Company.

15.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

16.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Agreement does not create any contractual right or other right to receive any Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s service to the Company.

18.    Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

19.    No Impact on Other Benefits. The value of the Grantee’s RSUs or the Stock underlying the RSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.    Section 409A. This Agreement is intended to be exempt from or comply with Section 409A and shall be construed and interpreted, including any ambiguities herein, in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A. If the RSUs constitute nonqualified deferred compensation within the meaning of Section 409A, references in this Agreement to a termination of employment or cessation of Service or the like shall mean a “separation from service” under Section 409A.

21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.        Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to the Grantee and agrees to be bound by all the terms and provisions thereof. The terms and conditions of the Plan are incorporated into this Agreement by reference.

23.        Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to conflict of law principles.

24.     Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon grant or vesting of or settlement of the RSUs and that the Grantee should consult a tax advisor prior to such vesting or settlement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

INTERNATIONAL MONEY EXPRESS, INC.

By:
Name: [NAME]
Title: [TITLE]

I hereby accept this grant of RSUs and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:
    [NAME OF GRANTEE]

Date

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